CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-1/A of our report included herein dated March 24, 2009, with respect to the consolidated balance sheets of NIVS IntelliMedia Technology Group, Inc. and subsidiaries as of December 31, 2008 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows for each of the years in the two year period ended December 31, 2008.

Sincerely,

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: April 19, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-1/A of our report included herein dated March 24, 2009 with respect to the condensed Parent only balance sheets of NIVS IntelliMedia Technology Group, Inc. as of December 31, 2008 and the related condensed Parent only statements of operations and cash flows for the year ended December 31, 2008 and the period January 3, 2007 (inception) to December 31, 2007 included in Footnote 25  to the Consolidated Financial Statements of NIVS IntelliMedia Technology Group, Inc. and Subsidiaries.

Sincerely,

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: April 19, 2010